Exhibit 10.2

2709 Water Ridge Parkway Charlotte, NC 28217 Tel: 704.357.3500 www.btol.com

February 17, 2004

Mr. Eric J. Kuhn

President and CEO

Varsity Group Inc.

1850 M Street, Suite 1150

Washington, DC 20036

Dear Eric:

The purpose of this letter is to confirm the agreement of the parties with respect to the matters set forth herein.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree that, effective as of July 1, 2004, this letter agreement (the “2004/2005 Agreement”), together with the agreements listed in Schedule 1 attached hereto and made a part hereof by reference (“Schedule 1”), will collectively represent the entire agreement between Baker & Taylor Fulfillment, Inc. (“B&T Fulfillment”) and Varsity Group, Inc., a/k/a VarsityBooks.com, f/k/a The Textbook Club, Inc. (collectively, “Varsity”) regarding the subject matter hereof. If not previously superseded or terminated by agreement of the parties, all prior agreements between Varsity and Baker & Taylor, Inc. (“B&T”) and/or B&T Fulfillment regarding the subject matter hereof (other than those listed in Schedule 1) shall be deemed superseded by this 2004/2005 Agreement as of July 1, 2004, including but not limited to that certain letter agreement dated June 1, 1999, that certain letter agreement dated August 13, 1999, that certain letter agreement dated October 12, 1999, that certain letter agreement dated August 16, 2000, that certain letter agreement dated May 16, 2001, that certain letter agreement dated July 19,2002, and that certain letter agreement dated June 30,2003. The agreements listed in Schedule 1 shall be deemed to be amended by this 2004/2005 Agreement and shall remain in full force and effect as provided herein.

The parties further acknowledge and agree that from and after the 1999 transfer to B&T Enterprises LLC of all of B&T’s rights and interests as a holder of equity and equity interests in Varsity, neither B&T nor B&T Fulfillment has had any continuing obligation under the Investment Agreements defined in that certain Operating Agreement dated as of October 1, 1999, as amended. For purposes of this 2004/2005 Agreement, all references to the Investment Agreements or any of them contained in any of the agreements listed in Schedule 1 are hereby deleted.

In the event of any conflict between a) the terms and conditions of any of the agreements referenced herein or listed in Schedule 1 and b) the terms and conditions of the

[*	INDICATES THAT CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AND THE REMOVED INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.]

In the event of any conflict between a) the terms and conditions of any of the agreements referenced herein or listed in Schedule 1 and b) the terms and conditions of the 2004/2005 Agreement, the terms and conditions of the 2004/2005 Agreement will control.

This proposal has been structured with the good faith understanding that in order to meet competitive conditions, we will provide the services, pricing, terms and rebates as set forth herein. The following terms will apply to the term beginning July 1, 2004 and ending June 30, 2006, as adjusted as provided herein (the “Term”):

1.	Prompt Payment Discount: With regard to invoices due and payable net 30 days from invoice date, a discount of

*

2.	Prepayment Discount: During the Fall 2004 Selling Season and the Fall 2005 Selling Season, an additional * prepayment discount will be available to Varsity for use at Varsity’s sole discretion. The Fall 2004 Selling Season shall begin on July 1, 2004 and end on October 31, 2004 and the Fall 2005 Selling Season shall begin on July 1, 2005 and end on October 31, 2005. Should Varsity elect to utilize this prepayment discount at any time during the Fall 2004 Selling Season and/or the Fall 2005 Selling Season, Varsity shall provide B&T Fulfillment with an estimate of purchases for the relevant prepayment period on a mutually agreeable schedule, likely every other week, and remit to B&T Fulfillment a cash prepayment in the amount of the estimated purchases, less the applicable * *. Any unused prepayment balance from the prior week will, at Varsity’s discretion, be applied toward prepayment of purchases in the next week or credited back to Varsity.

*

3.	Volume-Based Rebates:

a. B&T Fulfillment will offer Varsity credits based upon net sales volume for the 2004 calendar year, as follows:

(1)                 *                 – Once B&T Fulfillment’s net sales to Varsity for the 2004 calendar year reach *, Varsity shall be entitled to a discount on net sales from *. The * discount will be applied monthly as a credit to Varsity’s account with B&T Fulfillment.

(2)                 *                 – Once B&T Fulfillment’s net sales to Varsity for the 2004 calendar year reach *, Varsity shall be entitled to a * discount on net sales greater than * up to net sales of * * and an additional * discount on net sales from *

[*	INDICATES THAT CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AND THE REMOVED INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.]

The applicable discounts will be applied monthly as a credit to Varsity’s account with B&T Fulfillment.

(3)                 *                 – Once B&T Fulfillment’s net sales to Varsity for the 2004 calendar year reach *, Varsity shall be entitled to a * discount on net sales greater than * up to net sales of * * and an additional * discount on net sales from * The applicable discounts will be applied monthly as a credit to Varsity’s account with B&T Fulfillment.

(4)                 *                 – Once B&T Fulfillment’s net sales to Varsity for the 2004 calendar year reach * Varsity shall be entitled to a * discount on net sales greater than * up to net sales of * * and an additional * discount on net sales from * The applicable discounts will be applied monthly as a credit to Varsity’s account with B&T Fulfillment.

(5)                 *                 – Once B&T Fulfillment’s net sales to Varsity for the 2004 calendar year reach * Varsity shall be entitled to a * discount on net sales greater than * The * discount will be applied monthly as a credit to Varsity’s account with B&T Fulfillment.

b. B&T Fulfillment will offer Varsity credits based upon net sales volume for the 2005 calendar year, as follows:

(1)                 *                 – Once B&T Fulfillment’s net sales to Varsity for the 2005 calendar year reach * Varsity shall be entitled to a * discount on net sales from * The * discount will be applied monthly as a credit to Varsity’s account with B&T Fulfillment.

(2)                 *                 – Once B&T Fulfillment’s net sales to Varsity for the 2005 calendar year reach * Varsity shall be entitled to a * discount on net sales greater than * up to net sales of * * and an additional * discount on net sales from * The applicable discounts will be applied monthly as a credit to Varsity’s account with B&T Fulfillment.

(3)                 *                 – Once B&T Fulfillment’s net sales to Varsity for the 2005 calendar year reach * Varsity shall be entitled to a discount on net sales greater than * up to net sales of * and an additional * discount on net sales from * The applicable discount will be applied monthly as a credit to Varsity’s account with B&T Fulfillment.

(4)                 *                 Once B&T Fulfillment’s net sales to Varsity for the 2005 calendar year reach * Varsity shall be entitled to a * discount on net sales greater than * up to net sales of * and an additional * discount on net sales from *

[*	INDICATES THAT CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AND THE REMOVED INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.]

The applicable discounts will be applied monthly as a credit to Varsity’s account with B&T Fulfillment.

(5)                 *                 – Once B&T Fulfillment’s net sales to Varsity for the 2005 calendar year reach * , Varsity shall be entitled to a * discount on net sales greater than * on and an additional * discount on net sales from * The applicable discounts will be applied monthly as a credit to Varsity’s account with B&T Fulfillment.

The above-described volume rebates relative to calendar years 2004 and 2005 will be calculated on net sales to Varsity. For purposes of this Agreement, the term “net sales” means Varsity’s book purchases from B&T Fulfillment plus Promotional and Customer Service fees but not freight charges paid by Varsity less the NRT books invoice referenced in Section 17 hereof and any and all discounts, credits, returns and rebates, including but not limited to prepayment discounts, Y-Key rebates, prompt payment discounts, monthly per book rebates, and return credits.

4.	Sell-Through Rate: Varsity and B&T Fulfillment agree to use commercially reasonable efforts to develop a mutually agreeable process designed to achieve a mutually agreeable sell-through rate on titles ordered for Varsity in support of eduPartners by March 30, 2004 for the Fall 2004 Selling Season, by March 30, 2005 for the Fall 2005 Selling Season, and with respect to subsequent Fall Selling Seasons, if any, under this Agreement by March 30 of those years. The sell-through rate will be calculated based upon total Varsity unit sales in the applicable Fall Selling Season divided by total units ordered for Varsity in support of eduPartners for that Fall Selling Season. VRTY and VRTYU-coded titles and the NRT books invoice referenced in Section 17 hereof will not be considered for purposes of the sell-through rate calculation.

5.	Per Book Rebate: Based on a target average annual cost per book sold to Varsity of * or greater, Varsity will receive a rebate of * per book shipped (the “Per Book Rebate”). Y-Key titles, VRTY and VRTYU-coded titles and NRT books will qualify for payment of this Per Book Rebate. This Per Book Rebate amount will be in effect for the period of July 1, 2004 through June 30, 2006. Each such Per Book Rebate earned by Varsity will be issued to Varsity in the form of a credit to Varsity’s account on a monthly basis. If the average annual cost per book sold to Varsity should be less than * either party will have the right to renegotiate the rebate amount with respect to periods after June 30, 2005, if any.

6.	Y-Key Titles: With respect to any book for which B&T receives no discount from the publisher or for which B&T must prepay, Varsity shall pay B&T Fulfillment publisher’s list price plus * per book. During the Fall 2004 Selling Season and the Fall 2005 Selling Season, B&T will issue Varsity a rebate on any Amsco, Fireside, Lawrenceville Press and Center For Learning Y-Key units sold for which B&T receives no discount from the publisher or for which B&T must prepay, as follows:

•	Amsco: *

[*	INDICATES THAT CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AND THE REMOVED INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.]

•	Fireside: *

•	Lawrenceville Press: *

•	Center for Learning: *

Such rebates will be issued to Varsity in the form of a credit to Varsity’s account as specified in Section 10 hereof. B&T will use commercially reasonable efforts to provide Varsity with written notification of any change in publisher’s pricing terms for Amsco, Lawrenceville Press and Center For Learning within three (3) business days of learning of such change. Any change in publisher’s terms or pricing will result in a change in terms or pricing to Varsity hereunder.

7.	McGraw Hill/Glencoe Titles: Glencoe (GLCMA), SRA and SRAAA titles are currently classified as N-Keys. B&T Fulfillment will issue Varsity a monthly rebate of * on net sales of Glencoe (GLCMA), SRA and SRAAA titles on which B&T receives a discount of * or more off list. Such rebates will be issued to Varsity in the form of a credit to Varsity’s account as specified in Section 10 hereof. Varsity and B&T Fulfillment will work together to monitor the sales of the Glencoe (GLCMA), SRA and SRAAA titles to avoid financial exposure of non-returnability. Varsity will make a good faith and diligent effort to work with B&T Fulfillment to enable B&T Fulfillment to return Glencoe (GLCMA), SRA, SRAAA books in a timely manner. To facilitate control and tracking of product for return to the publisher, three (3) primary orders should be placed with the publisher for the season. Varsity will monitor sales of the titles and initiate with B&T Fulfillment the returns process no later than thirty (30) days prior to the date by which the books need to be received by the publisher. The date for books to be received by the publisher is ninety (90) days after invoice date for pub codes SRA and SRAAA and one hundred twenty (120) days for Glencoe (GLCMA). Varsity will not be billed for Glencoe (GLCMA), SRA, or SRAAA books that are not returned to the publisher in a timely manner if the return delay is caused by B&T Fulfillment, provided that the above-mentioned thirty (30) day prior returns initiation is effected by Varsity and no violation of publisher terms by Varsity occurs that results in B&T Fulfillment not receiving the scheduled publisher terms or discounts. Any change in publisher’s terms or pricing will result in a change in terms or pricing to Varsity hereunder.

8.	Used Books: B&T Fulfillment will continue to provide fulfillment services to Varsity consistent with the following:

a. Varsity will purchase and deliver to B&T Fulfillment, at Varsity’s expense, used textbooks. Varsity and B&T Fulfillment agree to use commercially reasonable efforts to mutually agree on a maximum number of used textbook titles eligible for fulfillment services with respect to (i) the Fall 2004 Selling Season no later than February 27, 2004 and (ii) the Fall 2005 Selling Season no later than February 28, 2005.

[*	INDICATES THAT CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AND THE REMOVED INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.]

b. B&T Fulfillment will receive the used books into Varsity’s reserve inventory and assign each title a separate ISBN to distinguish the used books from new versions of the same title.

c. Varsity will determine the list price of each used book title.

d. B&T Fulfillment will assign a cost in its system of the list price less * *.

e. B&T Fulfillment will use a * discount off the list price as the price it charges Varsity, plus a handling charge of * per book.

f. The Promotional and Customer Services fee of * per book shipped specified in the Promotional and Customer Services Agreement dated as of October 1, 1999, as amended, will be charged to Varsity.

g. The net sales volume, less applicable adjustments for credits, rebates, returns, and discounts, including but not limited to prepayment discounts, prompt payment discounts, monthly Per Book Rebates, return credits, freight credits and handling charges, will contribute to the annual volume rebate incentive.

h. Books returned due to B&T Fulfillment error will be credited to Varsity at the price charged by Varsity to B&T Fulfillment.

i. Where practical, Varsity will provide B&T Fulfillment with thirty (30) days notice in advance of delivery of the used books.

j. During the Term, Varsity will be subject to a * per book per month storage fee applicable to unsold used books, except during the Fall 2004 Selling Season and the Fall 2005 Selling Season.

k. Varsity may initiate a one-time per year return of unsold used books after the Fall 2004 Selling Season and the Fall 2005 Selling Season for a return processing fee of * per book plus the cost, of return freight at carrier’s published rates.

9.

Returns: B&T Fulfillment will stamp product returns received from Varsity customers with the date they were originally received by the warehouse. Within five (5) business days of B&T Fulfillment’s receipt of any returned products, such returns will be received into B&T Fulfillment’s inventory and logged as having been received into the information database. Within ten (10) business days from B&T Fulfillment’s receipt of any returned products, B&T Fulfillment will issue Varsity any credit due for the price paid by Varsity to B&T Fulfillment for the products returned and B&T Fulfillment will deliver to Varsity information in reasonably sufficient detail to allow Varsity to properly credit customers for such returns. Varsity and B&T

[*	INDICATES THAT CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AND THE REMOVED INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.]

Fulfillment agree to use commercially reasonable efforts to develop a mutually agreeable solution for an electronic customer returns reporting system.

With regard to publisher returns for unsold inventory purchased for Varsity, Varsity shall pay B&T Fulfillment a return fee of * per book with respect to all such returns in excess of * of such purchases.

10.	Rebates: B&T Fulfillment agrees to process all applicable monthly rebates within fifteen (15) days from the close of each month. Monthly rebates in this category would include the Per Book Rebate, volume rebate and freight credit. The Y-Key rebate described in Section 6 hereof and the McGraw Hill/Glencoe title rebate described in Section 7 hereof will be processed each year by October 31st for activity from January 1st through September 30th and by January 15th of each year for activity from October 1st through December 31st of the most recently completed calendar year.

11.	Freight: Schedule 6.2 of the Amended and Restated Drop Ship Agreement between Varsity and B&T dated as of October 1, 1999, as amended, is hereby amended by deleting all references to freight and substituting the following therefor: Starting July 1, 2004 and continuing through June 30, 2006, freight charges for ground shipments will be at B&T Fulfillment’s actual cost plus a mutually agreed upon nominal markup, except for shipments sent by UPS Commercial/Residential Ground Service for which Varsity shall receive a discount equal to * off of total UPS Commercial/Residential Ground Service related charges billed to Varsity, shipments, sent by UPS Next Day Air Service for which Varsity shall receive a discount equal to * off of total Next Day Air Service related charges billed to Varsity and shipments sent by UPS Second Day Air Service for which Varsity shall receive a discount equal to * off of total Second Day Air Service related charges billed to Varsity. All such freight discounts earned by Varsity will be issued to Varsity in the form of a credit to Varsity’s account on a monthly basis.

B&T Fulfillment agrees to cause B&T to work with Varsity to make commercially reasonable efforts to develop additional shipping options, such as USPS, International, and UPS Saturday Delivery in time for integration with Varsity’s Fall 2004 Selling Season, based on mutually agreeable freight requirements, system development resource requirements and implementation costs.

12.	Reships & Shipping Credits: B&T Fulfillment will work with Varsity to develop a mutually agreed upon system for tracking and processing customer reship requests due to warehouse error (missing book, damaged book, etc.) or UPS error (late delivery, UPS box damage, etc.). Varsity will utilize this system to deliver to B&T Fulfillment a monthly recap of all such requests. B&T Fulfillment will review this file and process, the appropriate credits within thirty (30) days from receipt of this file.

13.

Section 1.5 of Operating Agreement: The parties hereby confirm that for purposes of that certain Operating Agreement dated as of October 1, 1999, as amended, the definition of “Competitor” contained in Section 1.5 thereof, all of Section 5.5 thereof

[*	INDICATES THAT CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AND THE REMOVED INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.]

and Schedule 5.5 attached thereto are deleted in their entirety. For purposes of Section 1.5, the following definition of the term “Competitor” shall continue to apply: “For purposes of this Agreement, the term ‘Competitor’ shall mean a person or entity that has as its principal business activity the goal of establishing exclusive relationships with educational institutions for the purpose of selling textbooks via the Internet.”

14.	Service Levels: Varsity and B&T Fulfillment will work closely together to ensure a successful Fall 2004 Selling Season and a successful Fall 2005 Selling Season.

Consistent with this objective, Varsity agrees to utilize commercially reasonable efforts to contact publishers on newly desired titles to determine the status prior to ordering with B&T Fulfillment.

B&T Fulfillment agrees to utilize commercially reasonable efforts to:

a. Cause B&T to minimize internal processing times for titles submitted by Varsity for research, clearing a minimum of three hundred (300) titles per week and a maximum of five hundred (500) titles per week during peak ordering periods. Title submission by Varsity shall continue throughout the year, however peak ordering periods shall start approximately on May 10 and end by June 20. Title processing times are for mutually agreed upon list of publishers with some minimal bibliographic information supplied by Varsity for each title. Newly added or foreign publishers may require additional time;

b. Minimize internal lead times required by B&T to place orders, placing orders with publishers within five (5) to fourteen (14) days from receipt of Varsity’s order by B&T Fulfillment. Varsity recognizes that B&T’s internal lead times for placing orders with publishers will vary based on several factors, including size of publisher, order size, location of publisher (domestic or international), credit terms with publisher, etc., but in no case will the lead time exceed fourteen (14) days. This would include processing and mailing all prepayment publisher or draft orders with check within five (5) business days of Varsity submitting the order to B&T Fulfillment;

c. Provide written confirmation of quantity ordered and note problems such as book OS and publisher restrictions on a weekly basis;

d. During ramp up, B&T Fulfillment will incorporate into its planning orders any additional quantity needed by Varsity. Once manual replenishment begins (defined on seasonal planning calendar), B&T Fulfillment will waive shipping consolidation if there will be no material loss in purchase discount and material increases in freight charges will not be incurred. If expedited orders are needed due to error on the part of B&T Fulfillment, this will be done at B&T Fulfillment’s expense. In all cases, B&T Fulfillment is not responsible for publisher failure to provide stock in a timely manner or for the prior sale of inventory.

[*	INDICATES THAT CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AND THE REMOVED INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.]

e. Process rush orders as required during the Fall 2004 Selling Season and during the Fall 2005 Selling Season;

f. Allow Varsity to place initial orders representing up to eighty-five percent (85%) of projected sales volume and place into reserve inventory up to eighty-five percent (85%) of projected sales volume (~100% of initial orders);

g. Maintain timely and accurate written status reports including:

(1) Prepayment publisher order status report (on a weekly basis)

(2) Reserve inventory status report (on a weekly basis)

(3) Purchase order follow-up file (on a weekly basis)

(4) Title replacement file, including all new replacement information for all active Varsity AUX-coded titles (on a weekly basis)

(5) Outstanding purchase order status response report (on a daily basis)

(6) New title research report (on a daily basis)

h. Support publisher order follow-up as follows:

(1) B&T Fulfillment recognizes the research and follow-up process is an important component to the successful execution of Varsity’s eduPartners Program and will continue to use commercially reasonable efforts to provide this information in a timely manner.

(2) During the busy selling season (June through August), B&T Fulfillment will provide Varsity a weekly vendor dispute file (e.g. a list of Varsity AUX- coded PUB Codes that are in dispute status) to help identify potential ordering delays or issues as early as possible.

15.	VRTY-Coded Titles: B&T Fulfillment will continue to allow Varsity to purchase books from publishers directly in instances where B&T cannot obtain books at all. In addition, B&T Fulfillment will continue to work with Varsity to purchase any Y- Key, NRT, pre-pay publisher or school restricted title from publishers and if B&T Fulfillment cannot develop the source of this product, Varsity may elect to purchase this product directly if Varsity provides written notice of such election prior to March 30 of each calendar year during the Term. If there are any Y-Key, NRT, pre-pay publisher or school restricted titles with respect to which Varsity is able to obtain materially improved discounts over the discounts available to B&T, Varsity may, upon mutual agreement with B&T Fulfillment, which B&T Fulfillment shall not unreasonably deny, purchase such titles carrying such materially improved discounts directly from the publishers thereof. All titles purchased by Varsity directly from such publishers are referred to herein as “VRTY titles” or “VRTY-coded titles”. Varsity will sell these titles to B&T Fulfillment at a * discount off of list.

[*	INDICATES THAT CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AND THE REMOVED INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.]

Varsity will purchase them back from B&T Fulfillment at * discount off of list, plus a handling charge of * per book and the Promotional and Customer Services fee of * per book shipped specified in the Promotional and Customer Services Agreement dated as of October 1,1999, as amended. VRTY-coded titles will be eligible for the Per Book Rebate referenced in Section 5 hereof. Payment terms applicable to Varsity purchases of these titles shall be Net * days. B&T Fulfillment and Varsity agree to use commercially reasonable efforts to develop a mutually agreeable process for receiving into inventory all VRTY coded titles within two (2) business days of receipt (five (5) business days if books are received without bar coding). Varsity will provide B&T Fulfillment advance notice of these shipments to allow sufficient time to plan for their arrival and handling.

16.	Payment Terms for Used Books (VRTYU) and VRTY-Coded Titles Purchased by B&T Fulfillment: Varsity will bill B&T Fulfillment at the time of shipment for all VRTY and USED (VRTYU) titles shipped to B&T’s facility. B&T Fulfillment will notify Varsity of any invoice discrepancies within fifteen (15) days of receipt of goods and shall pay all VRTY and USED (VRTYU) invoices within Net * * Varsity and B&T Fulfillment agree to use commercially reasonable efforts to develop a mutually agreeable solution for electronic confirmation of receipt of VRTY and VRTYU titles shipped to B&T’s facility.

17.	Non-Returnable Titles: On or before April 1 of each calendar year, B&T Fulfillment will notify Varsity of any publishers that will be treated as NRTs. B&T will ‘tag’ each of the NRT titles on the B&T system in order that sales and inventory information on those titles can be retrieved. For all NRT books ordered for Varsity in inventory at the close of each of the Fall 2004 Selling Season and the Fall 2005 Selling Season, B&T Fulfillment will invoice Varsity at B&T’s cost. Payment terms applicable to Varsity purchases of these titles shall be Net * No prepayment discounts, prompt pay discounts or other discounts, rebates or credits apply. B&T Fulfillment will maintain the NRT books in inventory and issue a monthly credit to Varsity (at cost) for any books sold during the month, whether the sales were to Varsity or other B&T customers.

18.

Classifications: All stated, discounts are stated as a percentage off of list price. The discounts vary based on the classification of books into general categories, some of which are determined by general marketing criteria. B&T Fulfillment has utilized commercially reasonable efforts to categorize books for pricing purposes by considering such factors as binding, cost of acquisition, general marketing categories, publisher’s discount, customer demand, returnability to publishers, and other factors. B&T Fulfillment reserves the sole right to be the final determinant of the pricing category. Please note that B&T Fulfillment provides a detailed invoice that identifies the publisher’s current suggested list price, the discount offered, and the exact price charged for each title ordered. Please note that the publisher’s list price is subject to change without notice. In addition, please note that for some college textbook publishers where no publisher list price is assigned by the publisher, Baker & Taylor will assign a list price for those titles. In such instances, the applicable list price is

[*	INDICATES THAT CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AND THE REMOVED INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.]

based upon a standardized formula that considers Baker & Taylor’s costs of doing business.

19.	Operating Agreement:

a. Section 1.2 of the Operating Agreement between Varsity and B&T dated as of October 1, 1999, as amended (the “Operating Agreement”), is hereby deleted and replaced by the following:

•	Except as otherwise expressly stated in the 2005/2005 Agreement, Varsity agrees that any and all drop ship orders for text books, books and/or spoken word audio products that Varsity issues at any time during the Term hereof shall be placed with B&T Fulfillment on an exclusive basis.

•	B&T Fulfillment reserves the right to not stock or supply titles (“Rejected Titles”) contained in the Textbook Request, which, in the opinion of B&T Fulfillment, are not economically feasible to carry in inventory. The Company may use other sources of supply for such Rejected Titles that B&T does not stock or supply, but B&T Fulfillment shall at all times have a right of first refusal to supply any Rejected Titles that any other supplier proposes to supply on substantially the same terms and conditions proposed by such other supplier. If Baker & Taylor declines to exercise its right of first refusal with respect to any such Rejected Titles, Varsity may purchase such Rejected Titles from the other supplier only on the terms disclosed and made available to Baker & Taylor pursuant to the aforementioned right of first refusal. If Baker & Taylor declines at any time to exercise a right of first refusal, such decision shall not operate to waive any other right of first refusal with respect to any other event giving rise to such right. All such Rejected Titles purchased from the other supplier shall become VRTY titles and shall be subject to all provisions hereof relating to VRTY titles.

•

Notwithstanding anything contained herein to the contrary, the parties agree that if B&T Fulfillment materially changes a classification category pursuant to Section 18 hereof, or the specific titles classified therein, which results in a material reduction in the discount available to Varsity hereunder, Varsity shall have the right to seek other sources of supply only for the affected titles (“Other Supplier”). In each such event, B&T Fulfillment shall have the right of first refusal to supply the affected titles proposed to be supplied by the Other Supplier on substantially the same terms and conditions proposed by the Other Supplier. If Baker & Taylor declines to exercise its right of first refusal with respect to any such titles, Varsity may purchase such titles from the Other Supplier only on the terms disclosed and made available to Baker & Taylor pursuant to the aforementioned right of first refusal. If Baker & Taylor declines at any time to exercise a right of first refusal, such decision shall not operate to waive any other right of first refusal with respect to any other event

[*	INDICATES THAT CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AND THE REMOVED INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.]

giving rise to such right. All such titles purchased from the Other Supplier shall become VRTY titles and shall be subject to all provisions hereof relating to VRTY titles.

•	The Amended and Restated Drop Ship Agreement between B&T and Varsity dated as of October 1,1999, as amended, sets forth the terms and conditions under which B&T Fulfillment’s services shall be performed.

b. Section 1.4 and Schedule 1.4 of the Operating Agreement are hereby deleted in their entirety.

c. Capitalized terms used in this Section 20, including but not limited to capitalized terms used in Schedule 1.4 attached hereto, but not defined herein shall have the meanings assigned to them in the Operating Agreement.

20.	Drop Ship Agreement:

a. Section 5.2 (b) of the Drop Ship Agreement is hereby amended by deleting the word “stocking”.

b. Section 10.4 of the Drop Ship Agreement is hereby amended by deleting the words “501 South Gladiolus Street, Momence Illinois 60954-1799, Attn: Credit Manager” and replacing them with the words “2709 Water Ridge Parkway, Suite 500, Charlotte, NC 29217 Attention: Chief Financial Officer”.

c. Schedule 5.2 of the Drop Ship Agreement is hereby deleted and replaced by Schedule 5.2 attached to and made a part of the 2004/2005 Agreement.

d. Schedule 6.2 of the Drop Ship Agreement is hereby deleted and replaced by Schedule 6.2 attached to and made a part of the 2004/2005 Agreement.

e. Capitalized terms used in this Section 21, including but not limited to capitalized terms used in Schedule 5.2 and Schedule 6.2 attached hereto, but not defined herein shall have the meanings assigned to them in the Drop Ship Agreement.

21.	Promotional and Customer Services Agreement:

a. Section II (ii) of the Promotional and Customer Services Agreement between Varsity and B&T dated as of October 1, 1999, as amended (the “Promotional and Customer Services Agreement”), is hereby amended by deleting the words “procure shipping boxes customized with the Company’s name and logo” and replacing them with the words “ship books in generic CDF packaging with packing list and supporting label complying with mutually agreeable specifications”.

b. Capitalized terms used in this Section 22 but not defined herein shall have the meanings assigned to them in the Promotional and Customer Services Agreement.

[*	INDICATES THAT CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AND THE REMOVED INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.]

22.	Notices: All notices, demands, consents, approvals and requests given by either party under the 2004/2005 Agreement or under any of the agreements listed in Schedule 1 shall be in writing and shall be deemed effectively given and received upon delivery in person, or one (1) business day after delivery by a nationally recognized overnight courier service, or four (4) business days after deposit in the United States mail via certified mail (return receipt requested), return postage pre-paid, in each case addressed as follows:

If to B&T Fulfillment:

Baker & Taylor Fulfillment, Inc.

2709 Water Ridge Parkway, Suite 500

Charlotte, NC 28217

Attention: Chief Financial Officer

With copy to:

Baker & Taylor Fulfillment, Inc.

2709 Water Ridge Parkway, Suite 500

Charlotte, NC 28217

Attention: General Counsel

If to B&T:

Baker & Taylor, Inc.

2709 Water Ridge Parkway, Suite 500

Charlotte, NC 28217

Attention: Chief Financial Officer

With copy to:

Baker & Taylor, Inc.

2709 Water Ridge Parkway, Suite 500

Charlotte, NC 28217

Attention: General Counsel

If to Varsity:

Varsity Group Inc.

1850 M Street, Suite 1150

Washington, DC 20036

Attention: President and CEO

With copy to:

Varsity Group Inc.

1850 M Street, Suite 1150

Washington, DC 20036

Attention: Chief Financial Officer

[*	INDICATES THAT CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AND THE REMOVED INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.]

Either party may change its address for notice purposes from time to time by providing written notice of such change to the other party in accordance with this Section 22. Section 5.7 of the Operating Agreement between Baker & Taylor, Inc. and VarsityBooks.com Inc., dated October 1, 1999, as amended, Section 10.7 of the Amended and Restated Drop Ship Agreement between Baker & Taylor, Inc. and VarsityBooks.com Inc., dated October 1, 1999, as amended, Section IV.E. of the Promotional and Customer Services Agreement between Baker & Taylor, Inc. and VarsityBooks.com Inc., dated October 1, 1999, as amended, and Section 8.0 of the Amended and Restated Data License Agreement between Baker & Taylor, Inc. and VarsityBooks.com Inc., dated October 1, 1999, as amended, are hereby deleted in their entirety and replaced by the foregoing notice provision of this Section 22.

23.	Section Headings: The section headings used herein are for convenience of reference only and are not part of this 2004/2005 Agreement, and shall in no way be deemed to define, limit, describe, or modify the meaning of any provision of hereof.

24.	Construction: This 2004/2005 Agreement has been fully reviewed and negotiated by the parties and, if desired, their respective legal counsel. Accordingly, in interpreting this 2004/2005 Agreement, no weight shall be placed upon which party or its counsel drafted any provision being interpreted.

25.	Amendments: No provision of this 2004/2005 Agreement may be modified, waived or amended except by a written instrument duly executed by each of the parties. Any such modifications, waivers or amendments shall not require additional consideration to be effective.

26.	Counterparts: This 2004/2005 Agreement may be signed in counterparts both of which taken together shall be deemed one original. Telecopied facsimiles of a signed counterpart of this Agreement from one party to the other will be deemed to be delivery of a signed counterpart by the party sending the telecopied facsimile.

27.	Agreement Extension and Termination: All agreements listed in Schedule 1 are hereby extended through June 30, 2006. This 2004/2005 Agreement and all agreements listed in Schedule 1 shall be automatically extended for an additional year unless either party provides to the other party one hundred twenty (120) days’ advance written notice of its intention for this and all agreements listed in Schedule 1 to expire on June 30, 2006.

Except as modified hereby, all other terms and conditions agreed to between the parties remain unchanged.

[*	INDICATES THAT CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AND THE REMOVED INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.]

Very truly yours,

BAKER & TAYLOR FULFILLMENT, INC.

By:	/s/ Illegible
Title:	Chairman, CEO

Acknowledged and agreed in all respects as of the date first above written.

VARSITY GROUP INC.

By:	/s/ Jack M. Benson
Jack M. Benson
Title: CFO

[*	INDICATES THAT CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AND THE REMOVED INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.]

SCHEDULE 1

List of Agreements

1.	Operating Agreement between Baker & Taylor, Inc. and VarsityBooks. com Inc., dated October 1, 1999, as amended hereby;

2.	Amended and Restated Drop Ship Agreement between Baker & Taylor, Inc. and VarsityBooks.com Inc., dated October 1, 1999, as amended hereby;

3.	Promotional and Customer Services Agreement between Baker & Taylor, Inc. and VarsityBooks.com Inc., dated October 1, 1999, as amended hereby; and

4.	Amended and Restated Data License Agreement between Baker & Taylor, Inc. and VarsityBooks.com Inc., dated October 1, 1999, as amended hereby.

5.	The parties hereby agree on the below procedures with regard to processing a return request from Varsity’s new partner schools:

a. The school will submit an excel file containing the ISBN and quantity for each title to be returned. B&T’s Buying Dept. will review the titles and indicate to Varsity which books B&T can accept. Varsity will notify the school to return only the books for which a return authorization has been issued by B&T. Varsity will notify the school that returned books must be in saleable condition.

b. Varsity will require the school to use a traceable delivery method and to advise B&T when the shipment will take place. B&T will supply Varsity with an “attention of name to put in B&T’s address so that B&T can identify the shipment when it arrives.

c. Varsity will require the school to include a packing list in the shipment listing the books by title and ISBN. Varsity will also require the school to mail a copy of the packing list to Varsity and B&T’s Buying Dept.

d. If B&T receives books that are not acceptable (out of print, shopworn, non-returnable), B&T will promptly send the books back to the school and charge Varsity * for each book handled plus freight.

e. Within two weeks after receipt of the eligible books, B&T will apply a credit to Varsity’s account at the then current cost of the books, less * for each book handled. The per book charge is to cover the higher costs of handling a mixed shipment of this type, returns to publishers, and the capital cost of paying (crediting) Varsity up front.

[*	INDICATES THAT CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AND THE REMOVED INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.]

f. On or before March 30 preceding each Fall Selling Season, Varsity shall provide written notice to B&T of the following: a) the number of schools that Varsity anticipates will participate in the returns program outlined above and the number of books that Varsity anticipates will be returned and b) whether the schools expect to re-purchase the books and, if so, the expected amount of such re-purchases.

[*	INDICATES THAT CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AND THE REMOVED INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.]

SCHEDULE 5.2

Drop Ship Agreement

Fee Reimbursement

B&T Fulfillment will reimburse Retailer the sum of * per each Free Return book, provided Retailer is then in compliance with its obligations under the Promotional and Customer Services Agreement dated as of October 1, 1999, as amended. Notwithstanding anything in this Agreement to the contrary, the parties agree that neither party shall disclose the terms of this Schedule without the prior written consent of the other party.

[*	INDICATES THAT CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AND THE REMOVED INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.]

SCHEDULE 6.2

Drop Ship Agreement

Pricing Schedule

Definition	Price Indicator	Terms*
Trade Editions (Adult Hardcover) (Popular Fiction & Non-fiction)	0 (The number “zero”.)	*

High demand materials designed for the general consumer, usually dealing with a subject matter having broad mass appeal.

Trade Editions (Juvenile Hardcover) (Popular Fiction & Non-fiction)	J	*

High demand, juvenile materials designed for the general consumer, usually dealing with a subject matter having broad mass appeal.

Spoken Word Audio (Popular Fiction & Non-fiction) (Includes some popular unabridged)	H	*

Primarily abridged materials designed for the general consumer, usually dealing with a subject matter having broad mass appeal.

Juvenile Quality Paperback Editions	G	*

High demand, juvenile paperback materials other than the standard rack size paperback, typically found in bookstores and other retail outlets.

Adult Quality Paperback Editions	B	*

High demand paperback materials other than the standard rack size paperback, typically found in bookstores and other retail outlets.

Mass Market Editions	P	*

A standard rack size paperback typically found in bookstores or other retail outlets.

Single Edition reinforced	R	*

A high quality binding designed to provide a long shelf life in a heavy use environment. Subject content can include both fictional and non-fiction works appealing to juveniles as well as adults.

Publisher’s Library Edition	Z	*

Fiction as well as non-fiction materials appealing to both juveniles and adults, designed with the ragged durability required of the environment typically found in a library setting.

Imported Foreign Language Titles	F	*

University Press Trade Editions	A	*

Computer Books	C	*

[*	INDICATES THAT CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AND THE REMOVED INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.]

Text, Technical, Reference & Small Press Category	L/M/N/S/T/V/X/	*

Materials including, but not limited to text, technical, reference, small press and some university press titles (excluding University Press Trade Editions), as well as titles purchased from publishers on a non-returnable basis and those publishers that extend little discount to Baker & Taylor and publishers whose titles have limited sales volume based upon a semiannual review. Materials in this category are both adult and juvenile and may be of any binding.

Enhanced Service Program	Y	*
(Includes text, technical, reference & net titles)	Q

Promotional & Service Fees		*

Insert Fee		*

Gift Wrap		*

Freight	Ground Shipments	Based upon B&T Fulfillment actual costs plus a mutually agreed upon nominal markup.

	UPS Commercial/Residential Ground Service	* discount off total UPS Commercial/Residential Ground Service related charges billed to Varsity

	UPS Second Day Air Service	* discount off total Second Day Air Service related charges billed to Varsity

	UPS Next Day Air Service	* discount off total Next Day Air Service related charges billed to Varsity

*	All stated discounts are stated as a percentage off of list price.

The discounts vary based on the classification of books into general categories, some of which are determined by general marketing criteria. Baker & Taylor has utilized commercially reasonable efforts to categorize books for pricing purposes by considering such factors as binding, cost of acquisition, general marketing categories, publisher’s discount, customer demand, returnability to publishers, and other factors. Baker & Taylor reserves the sole right to be the final determinant of the pricing category. Please note that Baker & Taylor provides, a detailed invoice that identifies the publisher’s current suggested list price, the discount offered, and the exact price charged for each title ordered.

This agreement affords the provision of books based upon stated discounts from the publisher’s current list price. Please note that the publisher’s list price, is subject to change without notice. In addition, please note that for some college textbook publishers where no publisher list price is assigned by the publisher, Baker & Taylor will assign a list price for these titles. In such instances, the applicable list price is based upon a standardized formula that considers Baker & Taylor’s costs of doing business.

[*	INDICATES THAT CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AND THE REMOVED INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.]